TearLab Corporation Reports Third Quarter and September Year-To-Date 2017 Financial Results

SAN DIEGO, November 13, 2017 — TearLab Corporation (OTCQB:TEAR) (TSX: TLB) (“TearLab” or the “Company”) today reported its consolidated financial results for the third quarter and nine months ended September 30, 2017. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles except where noted otherwise.

Third Quarter 2017 and Recent Operational Highlights

-	Announced updated U.S. regulatory strategy for TearLab Discovery™ System; Company remains on-track to submit 510(k) application to FDA by year-end

-	Expanded the active U.S. user base of TearLab Osmolarity Systems in key programs by 74 units to 4,522 devices

-	Further reduction in operating expenses; operating loss improved 6.9% compared to 3Q 2016

-	Amended loan agreement with CRG to lower the minimum revenue levels for years 2017 through 2019

-	Cash position of $7.7 million as of September 30, 2017

For the three months ended September 30, 2017, TearLab’s net revenues were $6.5 million, compared with $7.2 million for the same period in 2016. A net total of 80 TearLab Osmolarity® Systems were added in the third quarter of 2017, of which 48 were under the Company’s Flex program and 22 were purchased outside of the United States.

The following table sets forth the estimated annualized revenue per U.S. device and account analysis for the third quarter ended September 30, 2017. The table below includes devices and accounts under the Company’s Purchased, Masters and Flex programs only. Accounts and devices under the Company’s discontinued Use program are no longer meaningful to the Company’s results.

			Annualized	Annualized
	Active	Active	Revenue	Revenue
Program	Devices	Accounts	Per Device	Per Account
Purchased	839	735	$2,684	$3,064
Masters	1,705	211	$3,092	$24,984
Flex	1,978	763	$8,100	$20,999
Total	4,522	1,709

The Company’s reported net loss for the 2017 third quarter was approximately $3.8 million, or ($0.67) loss per share which included a pre-tax charge of approximately $0.7 million to cost of goods sold related to a settlement with a supplier. This compared to a reported net loss of approximately $4.0 million, or ($0.75) loss per share, in the third quarter of 2016. In addition, the Company’s cash burn in the third quarter was approximately $2.5 million, resulting in an ending cash balance of $7.7 million as of September 30, 2017.

“During the third quarter, we continued to execute against our refocused commercial model, and remain optimistic with respect to the longer-term prospects for our business despite some revenue softness in the quarter, primarily related to our international business. In the U.S., we are intently focused on the Flex business for our current-generation TearLab Osmolarity System, and we are pleased with the performance of this segment which added both accounts and devices during Q3. Importantly, our continued expense management efforts contributed to improvements in both operating expenses and net loss compared to the third quarter of 2016,” said Seph Jensen, TearLab’s Chief Executive Officer. “Looking ahead, we recently announced a shift in our U.S. regulatory strategy for the TearLab Discovery™ System, which will have us pursue initial FDA clearance on the device and a test card measuring osmolarity and a single inflammatory biomarker, MMP-9. Both MMP-9 and osmolarity have FDA-cleared predicates with established reimbursement codes, which we believe could reduce the review period for our application, once submitted.”

Business Outlook

Tearlab expects to file its 510(k) application with the U.S. Food and Drug Administration for clearance of the TearLab Discovery™ System by the end of 2017.

The company is taking the necessary steps to complete a capital raise by the end of the fourth quarter of 2017. TearLab plans to utilize the net proceeds from this funding round to support the clearance and launch of the TearLab Discovery™ System, expected to occur in 2018, as well as to continue the development work on follow-on tests for the Discovery™ platform.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the OTCQB Market Place under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning the market for dry eye patients, the potential success in developing and commercializing the TearLab Discovery™ System and the TearLab Osmolarity System, the timeframe and ability to file and secure U.S. Food and Drug Administration approval for the next generation commercial test card and testing device, the ability to quickly train and maintain stability in our sales force for continued execution, the ability to raise capital needed to gain clearance for and maximize the launch of our new platform under acceptable terms or at all. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017,and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which TearLab expects to file with the SEC on November 13, 2017. We do not undertake to update any forward-looking statements except as required by law.

CONTACT: Investor Contact:

The Ruth Group

Lee Roth

Tel: 646-536-7012

lroth@theruthgroup.com

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Three months
	ended September 30,
	2017	2016
Revenue
Product sales	$5,733	$6,463
Reader equipment rentals	790	760
Total revenue	6,523	7,223
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	3,028	2,564
Cost of goods sold - reader equipment depreciation	415	527
Gross profit	3,080	4,132
Operating expenses
Sales and marketing	2,659	3,109
Clinical, regulatory and research & development	898	1,007
General and administrative	2,260	2,598
Amortization of intangible assets	-	359
Total operating expenses	5,817	7,073
Loss from operations	(2,737)	(2,941)
Other income (expense)	(1,084)	(1,041)
Net loss and comprehensive loss	$(3,821)	$(3,982)
Weighted average shares outstanding	5,742,234	5,334,891
Net loss per share	$(0.67)	$(0.75)

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Nine months
	ended September 30,
	2017	2016
Revenue
Product sales	$17,949	$17,393
Reader equipment rentals	2,289	3,500
Total revenue	20,238	20,893
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	8,252	7,569
Cost of goods sold - reader equipment depreciation	1,328	1,635
Gross profit	10,658	11,689
Operating expenses
Sales and marketing	9,294	11,109
Clinical, regulatory and research & development	3,572	2,805
General and administrative	6,755	9,490
Amortization of intangible assets	-	966
Total operating expenses	19,621	24,370
Loss from operations	(8,963)	(12,681)
Other income (expense)	(3,172)	(2,898)
Net loss and comprehensive loss	$(12,135)	$(15,579)
Weighted average shares outstanding	5,615,903	4,404,203
Net loss per share	$(2.16)	$(3.54)

TearLab Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars (000’s)

(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets
Cash	$7,713	$15,471
Accounts receivable, net	1,656	2,279
Inventory	2,590	3,193
Prepaid expenses and other current assets	775	1,226
Total current assets	12,734	22,169

Fixed assets, net	3,432	4,178
Intangible assets, net	15	60
Other non-current assets	289	220
Total assets	$16,470	$26,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,909	$1,858
Accrued liabilities	3,855	3,958
Deferred Rent	49	83
Total current liabilities	5,813	5,899

Long-term debt	27,843	26,449

Total liabilities	33,656	32,348

Exchange right	—	—

Stockholders’ equity (deficit)
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized, 0 and 2,764 issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 9,500,000 authorized, 5,742,453 and 5,360,198 issued and outstanding at September 30, 2017 and December 31, 2016, respectively	6	5
Additional paid-in capital	507,651	506,982
Accumulated deficit	(524,843)	(512,708)
Total stockholders’ equity (deficit)	(17,186)	(5,721)
Total liabilities and stockholders’ equity	$16,470	$26,627